Exhibit 3.2

BY-LAWS

Of

ECLIPSYS CORPORATION

ARTICLE I

OFFICES

Section 1.1. The registered office of Eclipsys Corporation (the “Corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1. All meetings of the stockholders for the election of directors shall be held at such place as may be fixed from time to time by the Board of Directors, within or without the State of Delaware, and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.2. Annual meetings of stockholders shall be held on the last Tuesday of April if not a legal holiday, and if a legal holiday, then on the next day following that is not a legal holiday or a weekend day, at 8:30 a.m., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

Section 2.3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than fifty days before the date of the meeting.

Section 2.4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 2.6. Written notice of a special meeting stating the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than fifty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 2.7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 2.10. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

Section 2.11. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Stockholders may, unless the Certificate of Incorporation otherwise provides, act by written consent to elect directors; provided, however, that if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.

ARTICLE III

DIRECTORS

Section 3.1. The number of directors which shall constitute the whole Board shall be not less than one nor more than five. Within the limits above specified, the number of directors shall be determined from time to time by the incorporator, or by resolution of the Board of Directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

Section 3.2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 3.3. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

Section 3.4. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 3.5. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

Section 3.6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 3.7. Special meetings of the Board may be called by the President on two days’ notice to each director, either personally or by mail or telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors.

Section 3.8. At all meetings of the board, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.9. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

COMMITTEES OF DIRECTORS

Section 3.10. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member or such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 3.11. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS

Section 3.12. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation for attending committee meetings.

ARTICLE IV

NOTICES

Section 4.1. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

Section 4.2. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

Section 5.1. The board of directors at its first meeting after each annual meeting of stockholders shall elect a President, a Secretary and a Treasurer. From time to time the Board may also elect a Chairman of the Board, a Vice Chairman of the Board, Vice Presidents (one or more of whom may be Executive Vice Presidents and one or more who may be Senior Vice Presidents), a Comptroller, and may appoint such other officers including Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Comptrollers, as it may deem necessary. No officer, except the Chairman of the Board, a Vice Chairman of the Board or the President need be a director. Any number of the offices may be held by the same person.

Section 5.2. The officers of the corporation shall hold office until their successors are chosen. Any officer elected or appointed by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 5.3. The officers shall have such powers and perform such duties as are prescribed in these By-Laws, or, in the case of an officer whose powers and duties are not so prescribed, as may be assigned by the Board of Directors or delegated by or through the Chief Executive Officer.

Section 5.4. Any officer may resign at any time by giving notice to the Chairman of the Board, the President, or the Secretary. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein. Acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the notice.

THE CHIEF EXECUTIVE OFFICER

Section 5.5. The Chief Executive Officer of the Corporation shall be either the Chairman of the Board or the President as shall from time to time be determined by the Board. Subject to the Board, he shall preside at all meetings of stockholders and Board of Directors and shall be in general and active charge, control and supervision over the management and direction of the business, property and affairs of the Corporation. He shall keep the Board fully informed, and shall freely consult it, concerning the business of the Corporation in his charge.

He shall, subject to these By-Laws, have authority to:

(i) appoint or approve the appointment of employees to various posts and positions in the Corporation bearing titles designated or approved by him an to prescribe their authority and duties, which may include the authority to appoint subordinates to various other posts and positions; and

(ii) remove or approve the removal of employees so appointed; and

(iii) sign, execute and acknowledge, in the name and on the behalf of the Corporation, all deeds, mortgages, bonds, notes, debentures, contracts, leases, reports and other documents and instruments, except where the signing or execution thereof by some other officer or employee of the Corporation shall be expressly authorized and directed by law, or by the Board, or by these By-Laws. Unless otherwise provided by law, or by these By-Laws, or by the Board, he may authorize in writing filed with Secretary, any officer, employee, or agent of the Corporation to sign, execute and acknowledge, in the name and on behalf of the Corporation and in his place and stead, any or all such documents and instruments.

He shall have such other authority and perform such other duties as are incident to the office of Chief Executive Officer and as may be prescribed from time to time by the Board and these By-Laws.

In the absence or disability of the Chief Executive Officer, or in case of an unfilled vacancy in that office, his duties shall be performed and his powers shall be exercised by the President if the Chief Executive Officer is the Chairman of the Board and if not by one of the Vice Presidents, including any Executive Vice President or Senior Vice President, in the order in which such Vice Presidents were listed in their election.

THE PRESIDENT

Section 5.6. When the Chairman of the Board is the Chief Executive Officer, the President shall have authority to sign, execute and acknowledge in the name and on behalf of the Corporation, all deeds, mortgages, bonds, notes, debentures, stock certificates, contracts, leases, reports and other documents and instruments, except where the signing or execution thereof by some other officer or employee shall be expressly authorized and directed by law, or by the Board, or the Chief Executive Officer, or by these By-Laws. Unless otherwise provided by law, or by these By-Laws, or by the Board, he may authorize in writing filed with the Secretary, any officer, employee, or agent of the Corporation to sign, execute and acknowledge, in the name and on the behalf of the Corporation in his place and stead, any or all such documents and instruments.

THE VICE-PRESIDENTS

Section 5.7. Any Vice President shall have such powers and perform such duties as may be assigned to him by the Board or as may be delegated to him by the Chief Executive Officer.

Section 5.8. Any Executive Vice President shall have shall have authority to sign, execute and acknowledge in the name and on behalf of the Corporation, all deeds, mortgages, bonds, notes, debentures, stock certificates, contracts, leases, reports and other documents and instruments, except where the signing or execution thereof by some other officer or employee shall be expressly authorized and directed by law, or by the Board, or the Chief Executive Officer, or by these By-Laws.

THE SECRETARY AND ASSISTANT SECRETARY

Section 5.9. The Secretary shall:

(i) attend and keep the minutes of all meetings of the stockholders, the Board and of such committees as he may be directed by the Board; and

(ii) have custody of the corporate seal and all corporate records (including transfer books and stock ledgers), contracts, papers, instruments, documents and books of the company except those required to be kept by the Treasurer or the Comptroller; and

(iii) sign such documents and instruments as require his signature when approved in accordance with these By-Laws, and to such documents he shall affix the corporate seal when necessary; and

(iv) see that notices are given and records and reports are properly kept and filed by the Corporation as required by these By-Laws or as required by law; and

(v) in general have such other powers and perform such other duties as are incident to the office of Secretary and as may be assigned to him from time to time by or through the Chief Executive Officer.

Section 5.10. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 5.11. The Treasurer shall:

(i) have the responsibility for the custody and safekeeping of all funds and securities of the Corporation; and

(ii) receive and have authority to sign receipts for all moneys paid to the Corporation and shall deposit the same in the name and to the credit of the Corporation in such banks or depositaries as the Board shall approve; and

(iii) when necessary or proper, endorse for collection on behalf of the Corporation all checks, drafts, notes and other obligations payable to it; and

(iv) disburse the funds of the Corporation only upon vouchers duly processed by the Comptroller or his duly authorized representative and under such rules and regulations as the Board may from time to time adopt; and

(v) keep full and accurate accounts of the transactions of his office in books belonging to the Corporation; and

(vi) render as the Board may direct an account of his transactions; and

(vii) in general, have such other powers and perform such other duties as are incident to the office of Treasurer and as may be assigned to him from time to time by order of the Chief Executive Officer.

Section 5.12. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE COMPTROLLER

Section 5.13. The Comptroller shall:

(i) have custody and charge of the Corporation’s books of account, except those required by the Treasurer in keeping record of the work in his office; and

(ii) have supervision of such subsidiary accounting records as may be kept in divisional offices; and

(iii) have access to all books of account and records including the Secretary’s and the Treasurer’s records, for purpose of audit and for obtaining information necessary to verify or complete the records his office; and

(iv) have the responsibility for processing vouchers for payment by the Treasurer; and

(v) make periodic audits of all Corporation funds and securities; and

(vi) in general, shall have such other powers and perform such other duties as may be assigned to him from time to time by order of the Chief Executive Officer.

ARTICLE VI

CERTIFICATES OF STOCK

Section 6.1. Except as otherwise provided in Section 6.3 below, every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or and Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified. During the time the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware (“DGCL”), in lieu of the foregoing requirements, there may be set forth on the face or the back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 6.2. Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 6.3. Pursuant to Section 158 of the DGCL, the Board of Directors may provide by resolution(s) that some or all of its shares shall be uncertificated shares. Any or all of the signatures on the certificate may be a facsimile.

LOST CERTIFICATES

Section 6.4. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFER OF STOCK

Section 6.5. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

FIXING RECORD DATE

Section 6.6. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS

Section 6.7. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

GENERAL PROVISIONS

DIVIDENDS

Section 7.1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 7.2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

Section 7.3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

FISCAL YEAR

Section 7.4. The fiscal year of the Corporation shall be the calendar year.

SEAL

Section 7.5. There will be no corporate seal.

RELIANCE ON RECORDS

Section 7.6. Each director and officer shall in the performance of his duties be fully protected in relying in good faith upon the books of account or other records of the Corporation or statements prepared by any of its officers, or by an independent public accountant, or by an appraiser selected with reasonable care by the Board.

INSPECTION OF BOOKS

Section 7.7. The directors shall determine from time to time whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically open to inspection) or any of them, shall be open to the inspection of the stockholders, and the stockholders’ rights in this respect are and shall be restricted and limited accordingly.

TRANSACTIONS WITH CORPORATION

Section 7.8. No contract or other transaction between the Corporation and one or more of its directors, officers or stockholders or between this Corporation and any other corporation, partnership, association or other organization in which one or more of its officers, directors or stockholders are officers, directors or stockholders shall be either void or voidable:

(i) if the Board or committee authorizing or ratifying the contract or transaction by a vote or approval sufficient for the purpose without counting the vote of the interested person, or

(ii) if the contract or other transaction is ratified at an annual or special meeting of stockholders, or

(iii) if the contract or other transaction is fair to the Corporation at the time it is made.

Interested directors may be counted in determining the presence of a quorum at a meeting which authorizes the contract or transaction.

ARTICLE VIII

AMENDMENTS

Section 8.1. These by-laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such special meeting.